As filed with the Securities and Exchange Commission on August 27, 1996
                      Registration No. 33-__________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 CASMYN CORP.
            (Exact name of Registrant as specified in its charter)


           COLORADO                              84-0987840
(State or other jurisdiction of              (I.R.S. Employer
Incorporation or organization)            Identification No.)

         1335 GREG STREET. UNIT #104
              SPARKS, NEVADA                          89431
(Address of principal executive offices)           (Zip Code)



                     CASMYN CORP. 1995 STOCK OPTION PLAN
                CASMYN CORP. 1995 INCENTIVE STOCK OPTION PLAN
                          (Full title of the plans)


AMYN S. DAHYA, PRESIDENT                                    COPY TO:
     CASMYN CORP.                                   JOHN M. STEPHENSON, ESQ.
1335 GREG STREET, UNIT #104                            JENKENS & GILCHRIST,
  SPARKS, NEVADA 89431                            A PROFESSIONAL CORPORATION
     (702) 331-5524                              1445 ROSS AVENUE, SUITE 3200
                                                       DALLAS, TEXAS 75202

 (Name, address and telephone number including area code of agent for service)

                       CALCULATION OF REGISTRATION FEE


TITLE OF CLASS                                   PROPOSED          PROPOSED
OF SECURITIES   AMOUNT         MAXIMUM           MAXIMUM          AMOUNT OF
   TO BE        TO BE      OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
 REGISTERED   REGISTERED(1) PER SHARE (2)(3)    PRICE (2)(3)       FEE (3)

Common Stock,
$0.04 par value
  per share      1,050,000       $14.00            $4,220,000        $1,455


(1) THE SECURITIES TO BE REGISTERED CONSIST OF 250,000 SHARES RESERVED FOR ISSUANCE UNDER THE CASMYN CORP. 1995 STOCK OPTION PLAN AND 800,000 SHARES RESERVED FOR ISSUANCE UNDER THE CASMYN CORP. 1995 INCENTIVE STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS").


(2)  ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

(3)  CALCULATED PURSUANT TO RULE 457(C) AND (H).  ACCORDINGLY, THE PRICE
     PER SHARE OF THE COMMON STOCK OFFERED HEREUNDER PURSUANT TO THE PLANS IS BASED ON (I) 20,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE STOCK OPTION PLAN BUT NOT SUBJECT TO OUTSTANDING STOCK OPTIONS, AT A PRICE PER SHARE OF $14.00, WHICH IS THE AVERAGE OF THE BID AND ASKED PRICE PER SHARE OF COMMON STOCK ON THE 23RD DAY OF AUGUST, 1996 ON NASD BULLETIN BOARD; (II) 4,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1995 STOCK OPTION PLAN NOT SUBJECT TO OUTSTANDING STOCK OPTIONS, AT THE EXERCISE PRICE OF $0.04 PER SHARE AND (III) 1,026,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLANS AND SUBJECT TO OUTSTANDING STOCK OPTIONS, AT THE AVERAGE EXERCISE PRICE OF $3.84 PER SHARE.


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this registration statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

(1) the Registrant's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1995;

(2) the Registrant's Quarterly Report on Forms 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 filed with the commission;

(3) the Registrant's Reports on Form 8-K, filed with the Commission on November 3, 1995; February 15 and April 3, 1996; and May 30, 1996 (amended on Form 8-K/A on July 18, 1996;

(4) the description of the common stock, par value $0.04 per share, of the Registrant (the "Common Stock") set forth in the Registration Statement on Form 10 filed with the Commission including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain matters with respect to the validity of the Common Stock to be offered hereby will be passed on for the Company by Jenkens & Gilchrist, a Professional Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation, as amended, of the Registrant provide for indemnification as follows:


(2)  Indemnification of Officers, Directors and Others.
     ------------------------------------------------------------------

     The Board of Directors of the Corporation shall have the power to:

(a)  Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe
     his  conduct  was  unlawful.    The termination of any action, suit or
     proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) Indemnify a director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this Paragraph 2 or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Authorize indemnification under subparagraph (a) or (b) of this Paragraph 2 (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subparagraph (a) or (b). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e) Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) of this Paragraph 2 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Paragraph 2.

(f) Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Paragraph 2.

The indemnification provided by this Paragraph 2 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, by the by-laws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of heirs, executors and administrators of such a person.

ITEM 8.  EXHIBITS.



(a)   Exhibits.

      The following documents are filed as part of this registration statement.

EXHIBIT                                                DESCRIPTION OF EXHIBIT


4.1 Articles of Incorporation of Casmyn Corp., (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

4.3*  Casmyn Corp. 1995 Incentive Stock Option Plan.

4.4* Form of Stock Option Agreement under the Casmyn Corp. 1995 Incentive Stock Option Plan.

4.5*  Casmyn Corp. 1995 Stock Option Plan.

4.6*  Form of Stock Option Agreement under the Casmyn Corp. 1995 Stock
      Option Plan.

5.1*  Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1).

23.2* Consent of Deloitte & Touche LLP.


ITEM 9.  UNDERTAKINGS.


    A.  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

___________________

*  Filed herewith.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act
    and  is,  therefore,  unenforceable.    In  the  event  that a claim for
    indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada, on August 26, 1996.



                                                      CASMYN CORP.

                                                      By: /s/ Amyn S. Dahya
                                                      Amyn S. Dahya, President

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Amyn S. Dahya and Douglas C. Washburn his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    CAPACITY                                 DATE

                        Chairman of the Board of Directors,
/s/ Amyn S. Dahya       President and Chief Executive Officer        8/26/96
- ----------------------  (Principal Executive Officer)              __________


- ----------------------  Vice Chairman of the Board of Directors
Hanif Dahya                                                        __________

s/ Vijay Fozdar         Director                                     8/26/96
- ----------------------
Vijay Fozdar                                                       __________

/s/Douglas C. Washburn  Vice President, Secretary and Treasurer      8/26/96
- ----------------------  (Principal Financial Officer)              __________
Douglas C. Washburn

/s/ Dennis E. Welling   Controller                                   8/26/96
- ----------------------                                             __________
Dennis E. Welling

/s/ Mehdi C. Nimjee     Vice President - Metallurgy and Director     8/26/96
- ----------------------                                             __________
Mehdi C. Nimjee

/s/ Sandro Kunzle       Director                                     8/26/96
- ----------------------                                             __________
Sandro Kunzle

                                 EXHIBIT INDEX

EXHIBIT NUMBER              DOCUMENT DESCRIPTION
- --------------  ---------------------------------------------------------------
   4.3          Casmyn Corp. 1995 Incentive Stock Option Plan

   4.4 Form of Incentive Stock Option Agreement under the 1995 Qualified Employee Stock Option Plan for Casmyn Corp.

   4.5          1995 Non-Qualified Stock Option Plan for Casmyn Corp.

   4.6 Form of Non-Qualified Stock Option Agreement under the 1995 Non-Qualified Stock Option Plan for Casmyn Corp.

   5.1          Opinion of Jenkens & Gilchrist, a Professional Corporation

  23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

  23.2          Consent of Deloitte & Touche LLP